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                                     BYLAWS

                                       OF

                                REGENCY BANCORP

                           (a California Corporation)

                                   ARTICLE I

                                    OFFICES

     1.1 PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation (the "Head Office") is hereby fixed and located at 7060 N. Fresno, Fresno, California 93720. The Board of Directors is hereby granted full power and authority to change said Head Office from one location to another within the State of California, subject to all necessary regulatory approvals.

     1.2 OTHER OFFICES. Branch offices or other places of business may at any time be established by the Board of Directors at any place or places, subject to all necessary regulatory approvals.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1 PLACE OF MEETINGS. All meetings of shareholders shall be held at the Head Office of the Corporation, or at any other place within the State of California which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     2.2  ANNUAL MEETINGS

          (a) TIME. The Annual Meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the fiscal year of the Corporation, and within fifteen (15) months after the last Annual Meeting.

          (b) BUSINESS TO BE TRANSACTED. At the Annual Meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may

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     be transacted which is within the powers of the shareholders.

          (c) NOTICE, MEANS. Written notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Head Office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the Head Office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said Head Office is located. An affidavit of the mailing or other means of giving any notice of any Annual meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

          (d) NOTICE, TIME AND CONTENT. All notices referred to in subsection
     (c) above shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each Annual Meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

          Such notices shall specify:

               (i)   The place, the date, and the hour of such meeting;

               (ii) Those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders;

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               (iii) If directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board of Directors for election;

               (iv) The general nature of a proposal, if any to take action with respect to approval of, (a) a contract or other transaction with an interested director, (b) amendment of the articles of incorporation, (c) a reorganization of the Corporation as defined in
         Section 181 of the General Corporation Law, (d) voluntary dissolution of the Corporation, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and,

               (v) Such other matters, if any, as may be expressly required by statute.

     2.3 NOMINATIONS FOR DIRECTOR. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors, no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws, and not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.

     The first paragraph of this Section 2.3 shall be set forth in any notice of a shareholders' meeting, whether pursuant to Section 2.2 or Section 2.4 of these Bylaws, at which meeting the election of directors is to be considered.

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     2.4 SPECIAL MEETINGS

          (a) CALLING OF. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the articles of incorporation of this Corporation, may be called at any time by the Chairman of this Corporation, the President, the Board of Directors, or by one or more shareholders holding not less than ten percent (10 percent) of the outstanding shares entitled to vote.

          (b) TIME AND NOTICE OF. Upon receipt of a request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, then such officer shall forthwith cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling for the meeting may give notice thereof in the manner provided by these bylaws or apply to the Superior Court as provided in the General Corporation Law, Section 601(c). Except in special cases where other express provisions is made by statute, notice of such special meetings shall be given in the same manner as for Annual Meetings of Shareholders. In addition to the matters required by item (i) and, if applicable, item (iii) of Section 2.2 of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted at such meeting.

     2.5 QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.6 ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting,

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except as provided in Section 2.5 above. When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

     2.7 VOTING

          (a) RECORD DATE. Unless a record date for voting purposes is fixed as provided in Section 5.1 of Article V of these Bylaws then, subject to the provisions of Sections 702 through 704 of the General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

          (b) BALLOT. All voting shall be by written ballot; provided, however, that voting with respect to procedural matters may be oral unless any shareholder demands voting by ballot. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of greater number or voting by classes is required by the General Corporation Law or the articles of incorporation.

          (c) CUMULATIVE VOTING FOR ELECTION OF DIRECTORS. Subject to the requirements contained in this subsection, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate his votes for any candidate unless the name of such candidate or candidates for whom such votes would be cast has been placed in nomination in accordance with the provisions of these bylaws and any shareholder has given notice at the meeting

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     prior to the voting of such shareholder's intent to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

     2.8 VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either Annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any Annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in
Section 2.2(d)(iv) of Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with corporate records or made a part of minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by The General Corporation Law to be included in the notice of the meeting but not so included if that objection is expressly made at the meeting.

     2.9 ACTION WITHOUT MEETING

          (a) ELECTION OF DIRECTORS. Except as provided in Article III, Section 3.4(d), directors may be elected without a meeting by a consent in writing, setting forth the action so taken signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

          (b) OTHER ACTION. Unless otherwise provided for in the articles, any action which, under any provisions of the General Corporation Law may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in

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     writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Unless the consents of all shareholders entitled to vote have been solicited in writing: (i) notice of any proposed shareholder approval of (a) a contract or other transaction with an interested director, (b) indemnification of an agent of the Corporation as authorized by Section 3.17 of Article III of these bylaws, (c) a reorganization of the Corporation as defined in Section 181 of the General Corporation Law, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and, (ii) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and with the effect provided in Section 2.2 of Article II of these bylaws.

     Unless, as provided in Section 5.1 of Article V of these bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

     Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

     2.10 PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the

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meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before said proxy is voted and counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

     2.11 INSPECTORS OF ELECTION.

          (a) APPOINTMENT, NUMBER. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting as provided in Section 707 of the General Corporation Law. The number of inspectors shall be either one (1) or three
     (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

          (b) DUTIES. The duties of such inspectors shall be as prescribed by
     Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, or act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is PRIMA FACIE evidence of the facts stated therein.

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                                  ARTICLE III

                                   DIRECTORS

        3.1 POWERS. Subject to any limitations of the articles of incorporation and of the General Corporation Law to action to be authorized or approved by the shareholders and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

          FIRST - To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or these bylaws, fix their compensation and require from them security for faithful service.

          SECOND - To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws, as they may deem best.

          THIRD - To change the Head Office of the Corporation from one location to another as provided in Section 1.1 of Article 1 of these bylaws; to fix and locate from time to time one or more branch offices of other places of business of the Corporation, as provided in Section 1.2 of Article 1 of these bylaws; to designate any place within the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          FOURTH - To authorize the issue of shares of stock for the Corporation from time to time, upon such terms as may be lawful.

          FIFTH - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, capital notes, debentures, deeds of trust, mortgages,

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     pledges, hypothecations or other evidences of debt and securities therefor, to the extent permitted by law.

          SIXTH - By resolution adopted by a majority of the authorized number of directors, the Board may designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

               (i) the approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

               (ii) the filling of vacancies on the Board or on any committee;

               (iii) the fixing of compensation of the directors for serving on the Board or on any committee;

               (iv) the adoption, amendment or repeal of bylaws;

               (v) the amendment or repeal of any resolution of the Board;

               (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board;

               (vii) the appointment of other committees of the Board or the members thereof; or

               (viii) the approval of any action which applicable law requires be approved by a greater number of affirmative votes of directors than were obtained or are obtainable on such committee.

          SEVENTH- The Board may appoint a Stock Option Committee or Committees composed of not less than two (2) directors, one of whom shall serve as chairman. The duties of this committee shall be to manage this Corporation's stock option plan(s), to make periodic reports to the Board as to the status of the Plan, and, in addition to the power of the

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     Board to grant options, to grant qualified and nonqualified options pursuant to the Corporation's stock option plan(s).

     3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the Corporation shall not be less than (8) nor more than fifteen (15) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 3.2, by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.

     Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at ten
(10).

     3.3 ELECTION AND TERM OF OFFICE. The directors shall be elected at each Annual Meeting of Shareholders but, in any such Annual Meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the Board.

     3.4 VACANCIES.

          (a) WHEN A VACANCY EXISTS. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court, or if a director is convicted of a felony, if the authorized number of directors be increased, of if the shareholders fail, at any Annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          (b) FILLING OF VACANCIES BY DIRECTORS. Vacancies in the Board of Directors, except for a vacancy created by the removal of director (see subsection (d) below) may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an Annual or a special meeting of shareholders. If the

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     Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors (or the shareholders) may elect a successor to take office when the resignation becomes effective.

          (c) FILLING OF VACANCIES BY SHAREHOLDERS. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of shareholders of a majority of the outstanding shares entitled to vote.

          (d) VACANCY DUE TO REMOVAL OF DIRECTOR. A vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all the outstanding shares.

          (e) WHEN REDUCTION IN NUMBER EFFECTIVE. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     3.5 PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within the State of California which has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the Head Office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the Head Office.

     3.6 ORGANIZATION MEETING. Immediately following each Annual Meeting of Shareholders the Board of Directors shall hold a regular meeting at the place of said Annual Meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

     3.7 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held not less than once each calendar quarter on the third Thursday of the month at 11:00 a.m. at 7060 N. Fresno, Fresno, California or at such other day, hour and place as shall be fixed from time to time by the Board of Directors by resolution or in the bylaws. If such day falls upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

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     3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, the Secretary or by any two directors. Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or it not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the Head Office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director. Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted at the meeting.

     3.9 ACTION WITHOUT MEETING. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

     3.10 ACTION AT A MEETING; QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

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     3.11 WHEN NOTICE NOT REQUIRED. Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, whether before or after the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.12 WAIVER OF NOTICE BY ATTENDANCE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attendance participates in any matter other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.

     3.13 ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present and any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     3.14 NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding any adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     3.15 FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

     3.16 INDEMNIFICATION OF CORPORATE AGENTS. The Corporation may indemnify each or its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of Section 317 of the General Corporation Law and the Corporation may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by Section 317(f). The terms "agent," "proceeding" and "expense" made in this Section 3.16 shall have the same meaning as such terms in said Section 317 of the General Corporation Law.

     3.17 TRANSACTIONS BETWEEN THE CORPORATION AND ITS DIRECTORS.

          (a) CORPORATION AND DIRECTORS. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest (a mere common directorship shall not constitute a material financial interest), is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

               (1) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved in good faith by the affirmative vote of a majority of shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders, with the shares owned by the interested director or directors not being entitled to vote thereon;

               (2) the material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board or Committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified; or

               (3) as to contracts or transactions not approved as provided in paragraph (ax or (b) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

          (b) CORPORATIONS HAVING INTERRELATED DIRECTORS. No contract of other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the

     Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

               (1) the material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transaction is approved by the shareholders (Section 153 of the General Corporation Law) in good faith, or

               (2) As to contracts or other transactions not approved as provided in paragraph (1) of this subdivision, the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.

     This subsection (b) does not apply to contracts or transaction covered by subsection (a).

          (c) INTERESTED DIRECTORS. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

          (d) LOANS AND EXTENSIONS OF CREDIT. For purposes of this Section 3.17, the term "transaction" does not include loans or extensions of credit in the ordinary course of business.

                                   ARTICLE IV

                                    OFFICERS

     4.1 OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of
Section 4.3.

     4.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     4.3 SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

     4.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of the officer under any contract of employment).

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract t which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

     4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the directors and the shareholders and shall exercise such supervisory powers as may be given by the Board of Directors.

     4.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors in the absence of the Chairman of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

     4.8 VICE PRESIDENTS. In the event of the absence or disability of the President, the Executive Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Executive Vice President designated by the Board of Directors and in the event or the absence or disability of all Executive Vice Presidents the other Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these bylaws.

     4.9 SECRETARY.

          (a) BOOK OF MINUTES. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the Head Office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the name of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

          (b) SHARE REGISTER. The Secretary shall keep, or cause to be kept, at the Head Office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          (c) OTHER DUTIES. The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and the Secretary shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     4.10 CHIEF FINANCIAL OFFICER.

          (a) BOOKS OF ACCOUNT. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

          (b) OTHER DUTIES. The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

                                   ARTICLE V

                            GENERAL CORPORATE MATTERS

     5.1 RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the articles of incorporation or these bylaws.

     5.2 INSPECTION OF CORPORATE RECORDS.

          (a) BY SHAREHOLDERS. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this

     Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          A shareholder or shareholders holding at least five percent (5 percent) in the aggregate of the outstanding voting shares of the Corporation, or in the event the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, a shareholder or shareholders who hold at least one percent (1 percent) of such voting shares and have filed applicable forms with the Securities and Exchange Commission relating to the election of directors of the Corporation, shall have (in person or by agent or attorney) the absolute right: (1) to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the Corporation and; (2) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

          (b) BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     5.3 MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its Head Office the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     5.4 ANNUAL AND OTHER REPORTS. The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders at least fifteen
(15) days prior to the Annual Meeting of shareholders but not later than one hundred twenty

(120) days after the close of the fiscal year in accordance with the provisions of Section 1501 of the General Corporation law.

     5.5 CHECKS AND DRAFTS, HOW SIGNED. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     5.6 CONTRACTS, HOW EXECUTED. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of any officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     5.7 CERTIFICATES FOR SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     5.8 STATEMENTS ON CERTIFICATE FOR SHARES. Any such certificate shall also contain such legend or other statement as may he required by law, by these bylaws or by an agreement between the Corporation and the issuee thereof.

     5.9 LOST, STOLEN OR DESTROYED CERTIFICATES. No new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued by order of the Board of Directors without the surrender and cancellation of the old certificate if (i) the old certificate is lost, apparently destroyed or wrongfully taken; (ii) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (iii) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; (iv) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation; and (v) the owner satisfies any other reasonable requirements imposed by the Corporation. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

     5.10 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, President or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power or attorney duly executed by these officers.

     5.11 CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

     5.12 CORPORATE SEAL. The Board of Directors shall adopt, use and at will alter a corporate seal. Any corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "California."

                                   ARTICLE VI

                                   AMENDMENTS

     6.1 POWER OF SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

     6.2 POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 6.1 to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the Board of Directors provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of Article III of these bylaws.

                             CERTIFICATE OF SECRETARY

         I, the undersigned, certify that:

         1. I am the duly elected and acting Secretary of Regency Bancorp, a California corporation; and

         2. The foregoing By-Laws, consisting of twenty-two (22) pages, are the By-Laws of this corporation as duly adopted by a Resolution of the Board of Directors.

         IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of this corporation on July 21, 1994.

                                              /s/  [Illegible]
                                       --------------------------
                                               Secretary
[SEAL]

                                       RBC
                                RESOLUTION 95-13
                        (Regency Bancorp Bylaw Amendment)

     WHEREAS, Article II, Section 2.3 of the Bylaws of Regency Bancorp (the "Corporation"), which relates to the procedures for the nomination of directors of the Corporation, currently provides as follows:

              "2.3 NOMINATIONS FOR DIRECTOR.
          Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors, no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to
          Section 2.2 of these bylaws, and not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extend known of the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.

               The first paragraph of this Section 2.3 shall be set forth in any notice of a shareholders' meeting, whether pursuant to Section 2.2 or
          Section 2.4 of these Bylaws, at which meeting the election of directors is to be considered."

     WHEREAS, it is deemed to be in the best interests of the Corporation and its shareholders to amend the procedures described above by replacing Article II, Section 2.3 of the Bylaws, with the nomination procedures described below;

     NOW, THEREFORE, BE IT RESOLVED, that Article II Section 2.3 of the Bylaws of the Corporation be, and it hereby is, amended to read in its entirety as follows:

               "2.3 NOMINATION FOR DIRECTORS.

          Nominations for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extend known to the notifying shareholder:


                    (a)  the name and address of each proposed nominee;

                    (b)  the principal occupation of each proposed nominee;

                    (c) the number of shares of capital stock of the Corporation owned by each proposed nominee;

                    (d) the name and residence address of the notifying shareholder; and

                    (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder.

          Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected."

     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take any action and execute, deliver and/or file any documents as may, by the officer or officers so acting, be deemed necessary or advisable to implement the foregoing resolutions in a manner which will carry out the intent of the Board.

ADOPTED THIS 20TH DAY OF APRIL, 1995.

                              REGENCY BANCORP 99-01
                            RESOLUTION TO AMEND BYLAWS

RESOLVED, that Article II, Section 2.2 of the Bylaws of the Corporation be, and it hereby is amended to include the following:

     (e) SHAREHOLDER PROPOSALS. Notice of proposals which shareholders intend to present at any annual meeting of shareholders and wish to be included in the proxy statement of management of the corporation distributed in connection with such annual meeting must be received at the principal executive offices of the corporation not less than 120 days prior to the date on which, during the previous year, management's proxy statement for the previous year's annual meeting was first distributed to shareholders. Any such proposal, and the proponent shareholder, must comply with the eligibility requirements set forth in Rule 14a-8 of the Securities and Exchange Commission.

BE IT FURTHER RESOLVED, that Article II, Section 2.10 of the Bylaws of the Corporation be, and it hereby is amended to include the following:


     The proxy solicited by management for any annual meeting of shareholders shall confer discretionary authority upon management's proxy holders to vote with respect to any shareholder proposal offered at such meeting, the proponent of which has not notified the corporation, within the time period specified by Section 2.2 (e) of these Bylaws, of his or her intention to present such proposal at the annual meeting. Specific reference to such voting authority shall be made in management's proxy statement for each annual meeting.


ADOPTED THIS 28TH DAY OF JANUARY, 1999